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                                                                   Exhibit 23(a)


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We have issued our reports dated February 10, 1994, accompanying the consolidated financial statements and schedules of Information Resources, Inc. and Subsidiaries appearing in the Annual Report on Form 10-K for the year-ended December 31, 1993 which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.


                                Grant Thornton


Chicago, Illinois
July 20, 1994

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